UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMC Corporation

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies: ☐

(2)	Aggregate number of securities to which transaction applies: ☐

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ☐

(4)	Proposed maximum aggregate value of transaction: ☐

(5)	Total fee paid: ☐

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed: ☐

The following information is available at http://www.emc.com/about/investor-relations/index.htm:

Investor Relations

2008 Shareholder Proxy Information

This year EMC is pleased to be able to furnish the Company’s proxy materials to shareholders via the Internet as an environmentally-friendly alternative to the traditional delivery of printed materials. As a result, many of EMC’s shareholders of record will receive a Notice Regarding the Availability of Proxy Materials in the mail instead of paper copies of the proxy materials.

EMC believes this new process uses Internet technology that many shareholders prefer, assures more prompt delivery of the proxy materials, reduces the costs of printing and distributing the proxy materials, and conserves natural resources.

As a result of our delivery of proxy materials over the Internet, we plan to reduce the number of printed copies of our proxy materials by approximately 90 percent from last year. We are further reducing our carbon footprint by printing paper copies of the proxy statement on Forest Stewardship Council (FSC)-certified paper sourced from responsibly-managed forests and verified recycled sources.

Shareholders who received the Notice Regarding Availability of Proxy Materials in the mail may still request paper copies of the proxy and voting materials free of charge by following the instructions provided in the Notice.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. We encourage you to vote by Internet. It is convenient for you and saves EMC significant postage and processing costs.

Proxy Voting Instructions

•	Learn more: For shareholders who received the Notice Regarding Availability of Proxy Materials

•	Learn more: For shareholders who received an e-mail about the availability of the proxy materials

•	Learn more: For shareholders who received a paper copy of the proxy materials and voting instructions by mail

For shareholders who received the Notice regarding availability of proxy materials

You may access your proxy materials and voting instructions over the Internet via the web address provided in the Notice. In order to access your proxy materials and vote on the website, you will need the control number provided in the Notice you received in the mail.

The website will allow you to:

•	View an electronic version of your proxy materials

•	Submit your proxy voting instructions electronically

•	Sign up to receive future shareholder materials via e-mail

•	Request a paper copy of the proxy materials

For shareholders who received an e-mail about the availability of the proxy materials

You have previously requested to receive your proxy materials and voting instructions via the Internet. You may access your proxy materials and voting instructions via the web address provided in the e-mail. In order to access your proxy materials and vote on the website, you will need the control number provided in the e-mail.

For shareholders who received a paper copy of the proxy materials and voting instructions by mail

You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you choose to vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. We encourage you to vote by Internet. It is convenient for you and saves EMC significant postage and processing costs.

If you vote by mail, please complete, sign, and date the proxy card or voting instruction form and mail it in the accompanying preaddressed envelope.